UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2011

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of Echelon Corporation (the “Company”) approved the grant on August 10, 2011 to certain named executive officers of performance shares under the Company’s 1997 Stock Plan. The grants were part of the Company’s annual grant of equity compensation to certain employees of the Company. The grants included issuances to the following named executive officers: (i) Ronald A. Sege, President and Chief Executive Officer, 100,000 shares; (ii) Oliver R. Stanfield, Executive Vice President and Chief Financial Officer, 20,000 shares; (iii) Michael T. Anderson, Senior Vice President of NES Sales and Market Development, 40,000 shares; and (iv) Anders Axelsson, Senior Vice President of Commercial Sales and Market Development, 10,000 shares. The performance shares will vest 25% on each yearly anniversary of the grant date, so long as the named executive officer then remains employed with the Company through such anniversary date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/S/ OLIVER R. STANFIELD
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: August 12, 2011